UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 26, 2020

Merit Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Utah	0-18592	87-0447695
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1600 West Merit Parkway
South Jordan, Utah	84095
(Address of principal executive offices)	(Zip Code)

(801) 253-1600

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MMSI	NASDAQ Global Select Market System

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 26, 2020, Merit Medical Systems, Inc., a Utah corporation (the “Company”), entered into an agreement (the “Agreement”) with Starboard Value LP and certain of its affiliates (collectively, “Starboard”). Starboard beneficially owns 4,841,860 shares, or approximately 8.7% of the Company’s outstanding common stock (the “Common Stock”). Pursuant to the Agreement, the Company agreed to nominate Lonny J. Carpenter and David K. Floyd (the “Starboard Independent Appointees”) and James T. Hogan (together with the Starboard Independent Appointees, the “Independent Appointees”) for election to the Company’s board of directors (the “Board”) at the Company’s 2020 annual meeting of shareholders (the “2020 Annual Meeting”), for terms expiring at the Company’s 2023 annual meeting of shareholders and, if the 2020 Annual Meeting is not held by June 30, 2020, to accept the resignation of each of Nolan E. Karras, Kent W. Stanger and David M. Liu, M.D. from the Board and appoint the Independent Appointees to the Board to fill the resulting vacancies until the Independent Appointees stand for election at the 2020 Annual Meeting. Subject to the execution of a customary non-disclosure agreement by each of the Independent Appointees, the Independent Appointees may attend any meetings of the Board held following the date of the Agreement and prior to the election or the appointment, as applicable, of the Independent Appointees to the Board as non-voting observers.

In connection with the Agreement, Franklin J. Miller, M.D. has tendered his resignation from the Board, effective immediately following the conclusion of the 2020 Annual Meeting and following Dr. Miller’s resignation, the Board will appoint Lynne N. Ward, a current director of the Company whose term will expire at the 2020 annual meeting, to fill the unexpired portion of Dr. Miller’s term expiring at the Company’s 2021 annual meeting of shareholders. None of the decisions of Drs. Miller and Liu or Messrs. Karras and Stanger to resign from the Board or to not stand for re-election to the Board were due to any disagreement with the Company, the Board or the management of the Company on any matter relating to the Company’s operations, policies, practices or otherwise.

Pursuant to the Agreement, no later than fifteen (15) days following the date of the 2020 Annual Meeting, the Board will appoint a new Lead Independent Director; provided, however, that the Board will not appoint the new Lead Independent Director until the earlier of the appointment of the Independent Appointees to the Board (if applicable) or the conclusion of the 2020 Annual Meeting so that the Independent Appointees may vote on such appointment.

The Agreement also provides for customary director replacement rights for the Starboard Independent Appointees during the Standstill Period (as defined below), provided that Starboard maintains beneficial ownership above the lesser of (i) three percent (3%) of the then-outstanding shares of Common Stock and (ii) 1,661,521 shares of the Common Stock.

In connection with the Agreement, Starboard will withdraw its nomination of directors for election at the 2020 Annual Meeting and will vote in favor of the slate of directors nominated by the Board for election, and each of the Company’s other proposals, at the 2020 Annual Meeting; provided, however, that if either Institutional Shareholder Services Inc. (“ISS”) or Glass, Lewis & Co., LLC (“Glass Lewis”) recommends otherwise with respect to any of the Company’s proposals at the 2020 Annual Meeting (other than proposals relating to the election of directors), Starboard shall be permitted to vote in accordance with the ISS or Glass Lewis recommendation. Starboard also agreed to appear in person or by proxy at any special meeting of shareholders held during the Standstill Period and, to the extent such special meeting includes the election of directors, vote all shares of Common Stock beneficially owned by Starboard at such special meeting in accordance with the Board’s recommendation on any proposal relating to the appointment, election or removal of directors.

Under the terms of the Agreement, Starboard has agreed to abide by customary standstill restrictions until the earlier of (i) fifteen (15) business days prior to the deadline for the submission of shareholder nominations for directors for the Company’s 2021 annual meeting of shareholders or (ii) one hundred (100) days prior to the first anniversary of the 2020 Annual Meeting (the “Standstill Period”), including that Starboard will not, among other things, (A) engage in any solicitation of proxies of holders of the Company’s securities, (B) seek any additional representation on the Board or (C) make any offer or proposal (with or without conditions) with respect to any merger, tender (or exchange) offer, acquisition, recapitalization, restructuring, disposition or other business combination involving the Company or any of its subsidiaries.

Pursuant to the Agreement, until the conclusion of the 2020 Annual Meeting, the Board will not increase the size of the Board above ten (10) directors or seek to change the classes on which Board members serve without Starboard’s prior written consent. Following the conclusion of the 2020 Annual Meeting and until the end of the Standstill Period, the Board will not increase the size of the Board above nine (9) directors or change the classes on which Board members serve (other than appointing Ms. Ward to fill the unexpired portion of Dr. Miller’s term) without Starboard’s prior written consent.

Pursuant to the Agreement, the Board will establish an ad hoc advisory committee (the “Operating Committee”) to work with management to establish operating targets for the Company and recommend such targets to the Board for approval. Following the earlier of the appointment of the Starboard Independent Appointees to the Board (if applicable) or the conclusion of the 2020 Annual Meeting, the Board will take all necessary actions to make the Operating Committee a formal standing committee of the Board until the end of the Standstill Period, unless extended by the Board. For the duration of the Standstill Period, the Operating Committee will consist of both of the Starboard Independent Appointees, James T. Hogan and Fred P. Lampropoulos, the Chairman and Chief Executive Officer of the Company, with Mr. Carpenter serving as the Chairperson.

Under the terms of the Agreement, in addition to appointing the Starboard Independent Appointees to the Operating Committee, immediately following the election or appointment of the Starboard Independent Appointees to the Board, the Board will also appoint (i) Mr. Carpenter to the Board’s Compensation Committee and Finance Committee and (ii) Mr. Floyd to the Board’s Audit Committee and Environmental, Social and Governance Committee.

The parties also agreed to customary mutual non-disparagement obligations and the Company agreed to reimburse Starboard for its reasonable and documented out-of-pocket fees and expenses (including legal expenses) incurred in connection with Starboard’s involvement at the Company through the date of the Agreement, up to a cap of $575,000.

On May 26, 2020, the Company issued a press release announcing the signing of the Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

ITEM 7.01. REGULATION FD DISCLOSURE.

On May 26, 2020, the Company issued a press release announcing that it received the CE mark for its WRAPSODY™ Endovascular Stent Graft System from the British Standards Institution. A copy of the press release is attached hereto as Exhibit 99.2.

The information contained in this Item 7.01 and in the attached Exhibit 99.2 is being furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not deemed incorporated by reference by any general statements incorporating by reference this Current Report or future filings into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the information by reference. By filing this Current Report and furnishing this information, the Company makes no admission or statement as to the materiality of any information in this Current Report that is required to be disclosed solely by reason of Regulation FD.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Exhibit
10.1	Agreement, dated as of May 26, 2020, by and among Merit Medical Systems, Inc., Starboard Value LP and its affiliates
99.1	Press Release, dated as of May 26, 2020 entitled “Merit Medical Announces Agreement with Starboard”
99.2	Press Release, dated as of May 26, 2020, entitled “Merit Receives CE Mark for Wrapsody™ Endovascular Stent Graft System”
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIT MEDICAL SYSTEMS, INC.

Date: May 26, 2020	By:	/s/ Brian G. Lloyd
Brian G. Lloyd
Chief Legal Officer and Corporate Secretary

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